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EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated January 11, 2001 accompanying the consolidated financial statements, as of October 31, 2000 and for the years ended October 31, 2000 and 1999, included in the Annual Report of TeleVideo, Inc., and Subsidiaries on Form 10-K for the year ended October 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of TeleVideo, Inc. on Form S-8 (File No. 33-26203, effective November 2, 1992).

/s/  GRANT THORNTON

San Jose, California
February 13, 2002

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CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS